UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2010

EZCORP, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	0-19424	74-2540145
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 Capital Parkway, Austin, Texas	78746
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 314-3400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A is being filed solely to correct an error in the original filing – the reference to “April 2, 2010” in the original filing should be “April 2, 2011. The corrected and restated disclosure is set forth below.

Item 7.01 — Regulation FD Disclosure

On May 7, 2010, Eric Fosse, President, Pawn Americas and an executive officer of the company, entered into a prearranged trading plan to sell 12,000 shares of the company’s Class A Non-Voting Common Stock in one or more open market transactions between October 2, 2010 and April 2, 2011. This plan was designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934 and the company’s policies regarding stock transactions. Mr. Fosse has informed the company that these sales are part of his personal program for long-term asset diversification and tax and financial planning.

Rule 10b5-1 permits persons who may be considered company insiders to establish written prearranged stock trading plans when they are not in possession of material, nonpublic information. The plans establish predetermined trading parameters that do not permit the person adopting the plan to exercise any subsequent influence over how, when or whether to effect trades. All sales under the plans will be disclosed publicly through appropriate filings with the U.S. Securities and Exchange Commission.

The information in this Item 7.01 shall not be deemed to be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, unless such subsequent filing specifically references this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZCORP, INC.

Date: May 10, 2010	By: /s/ Thomas H. Welch, Jr.
Thomas H. Welch, Jr.
Senior Vice President, General Counsel and Secretary

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